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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-18962, 333-05709, 333-50749 and 333-33266 on Form S-3 and Registration
Statement Nos. 33-91340 and 33-92918 on Form S-8 of Energy Conversion Devices, Inc., of our report dated August 14, 2001, related to the financial statements of Bekaert ECD Solar Systems LLC, appearing in Exhibit 99.1 to this Annual Report on Form 10-K of Energy Conversion Devices, Inc. for the year ended June 30, 2001.

Deloitte & Touche LLP
Detroit, Michigan
September 28, 2001




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